Jennison Mid-Cap Growth Fund, Inc.
(formerly Jennison U.S. Emerging Growth Fund, Inc.)
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


      								June 29, 2007
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                        Re: Jennison Mid-Cap Growth Fund, Inc.
                         File No. 811-07811


Ladies and Gentlemen:

      Enclosed please find the Semi-Annual Report on Form N-SAR for Jennison Mid-Cap Growth Fund, Inc. for the six-month period ended April 30, 2007. The Form N-SAR was filed using the EDGAR system.



                                          Very truly yours,

                                          _/s/ Claudia DiGiacomo_
                                          Claudia DiGiacomo
                                          Assistant Secretary



This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 25th day of June 2007.







Jennison Mid-Cap Growth Fund, Inc.





Witness: /s/ George Chen			           		By:/s/ Claudia DiGiacomo
         George Chen	  	      			     Claudia DiGiacomo
         		 					     Assistant Secretary